Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is entered into this 22nd day of September, 2016, by and between ABT Innovations, #310 - 730 View St, Victoria BC, V8W 3Y7 ("COMPANY") and iFyber, LLC, 2415 N. Triphammer Rd. Ithaca, NY 14850 USA (iFyber) and "Disclosing Party" refers to COMPANY and iFyber, LLC (iFyber) when either of them is providing samples or disclosing information to the other and "Receiving Party" refers to COMPANY and iFyber when either of them is receiving information from the other.

WHEREAS, COMPANY and iFyber will provide one another with information ("the Technology") and each of the parties is prepared to furnish the other with confidential information to evaluate their interest in a business relationship involving the Technology.

NOW, THEREFORE, in consideration of each party's disclosure of information to the other and the promises set forth below, the parties agree as follows:

1. Confidential Information. "Confidential Information" as used in this Agreement shall mean all information (written, oral, electronic or otherwise) whether received before or after the date of this Agreement, disclosed to Receiving Party by Disclosing Party relating to the Technology including, without limitation, (i) technical, financial, contractual and other information, (ii) data, formulas, studies, sketches, drawings, reports, graphs, procedures, techniques and other materials, and (iii) any notes, compilations, summaries or other materials that the parties create that incorporate any of the information referred to herein.

2. Identification of Confidential Information. Confidential information in documents shall be clearly marked as confidential on the documents that are exchanged, and shall be kept in secured areas in the custody of a senior officer within each of the two contracting parties. Oral discussion of confidential information will be preceded by a statement that the information to be discussed is confidential and confirmed in writing following the conversation. Confidential Information shall not include information that (i) is or becomes part of the public domain other than as a result of disclosure by Receiving Party; (ii) becomes available to Receiving Party on a non-confidential basis from a source other than Disclosing Party, provided that source is not bound with respect to that information by a confidentiality agreement with Disclosing Party or is not otherwise prohibited from transmitting that information by a contractual, legal or other obligation; (iii) was in Receiving Party's possession prior to disclosure of the same by Disclosing Party; (iv) has been disclosed by Disclosing Party to a third party who is not obligated to protect such information as confidential; or (v) has been independently developed by Receiving Party.

3. Use of Confidential Information. Receiving Party agrees not to use the Confidential Information for other than the Purpose set forth above.

4. Protection and Dissemination of Confidential Information. Receiving Party shall not disclose the Confidential Information to any third party, except as provided in Paragraph 8, below for Compelled Disclosure, and will protect such information and keep it confidential, provided, however, that Receiving Party may disseminate Confidential Information to those officers, directors, employees, agents or representatives, including without limitation attorneys, accountants and consultants, of Receiving Party having a need to know the Confidential Information in connection with the Purpose. With respect to Receiving Party's disclosure of the Confidential Information to any of its officers, directors, employees, agents or representatives,

Receiving Party shall advise such persons of the confidentiality obligations imposed by this Agreement and such persons shall be personally committed to the obligations of this Agreement.

5. Ownership of Confidential Information. All Confidential Information shall be and remain the property of the Disclosing Party.

6. Required Disclosure. No right or license, express or implied, is granted to Receiving Party with respect to any Confidential Information. Nothing in this Agreement obligates COMPANY or iFyber to disclose any information to the other or creates any agency or partnership relation between them.

7. Return of Confidential Information. Immediately upon the termination of this Agreement or sooner if so requested by Disclosing Party, Receiving Party agrees to return to Disclosing Party or, upon Disclosing Party's request, destroy all Confidential Information, including all copies of the same and provide Disclosing Party with written verification of such action, except that Receiving Party is permitted to retain one (1) copy of Confidential Information solely for recordkeeping purposes.

8. Compelled Disclosure. If Receiving Party is requested or required by judicial or administrative process to disclose any Confidential Information, and if Receiving Party is permitted by the terms of such judicial or administrative process to notify Disclosing Party, Receiving Party shall promptly notify Disclosing Party of such request or requirement and cooperate with Disclosing Party so that it may seek an appropriate protective order, but the Receiving Party shall otherwise be free to disclose the requested information to such judicial or administrative body.

9. Remedies for Breach. The parties hereto agree that a court of competent jurisdiction may determine that monetary damages would not be a sufficient remedy for breach of the confidentiality and other obligations of this Agreement. Accordingly, in addition to all other remedies that either party may have, the parties may be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of the confidentiality and other obligations of this Agreement.

10. No Representations or Warranties. The parties hereto make no representations or warranties, express or implied, of any kind with respect to the Confidential Information. Any representations or warranties shall be made thereby, if at all, only in definitive written agreements that may be entered into hereafter.

11. Term. The parties' obligations under this Agreement shall terminate five (5) years from the date of this Agreement.

12. Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign (by operation of law or otherwise) any of its rights or obligations hereunder without the prior written consent of the other party which consent will not be unreasonably withheld; provided, however, that the parties shall be permitted to assign their rights and obligations hereunder to a parent, subsidiary or other affiliated entity without obtaining the other party's consent.

13. Severability. In the event that any one of the provisions contained in this Agreement should be found to be invalid, illegal or unenforceable in any respect by a court of competent

jurisdiction, the validity, legality or enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired by such a finding.

14. Waiver. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement. No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

15. Entire Agreement. This Agreement contains the entire agreement of the parties hereto and supersedes any and all prior agreements, written or oral, between COMPANY and iFyber relating to the subject matter of this Agreement and may not be amended unless agreed to in writing by both parties.

16. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of State of New York.

17. Counterparts. This Agreement is executed by the parties in separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ABT Innovations	iFyber, LLC
By: [redacted]	By: [redacted]
Name: Mike Graw	Name: Greg Mouchka
Title: CEO	Title: President
Dated: Sept 23, 20__________	Dated: 26 Sept 2016
#310 - 730 View St	2415 N. Triphammer Rd.
Victoria BC, V8W 3Y7	Ithaca, NY 14850 USA